Report of Independent Registered Public Accounting
Firm
To the Shareholders and Board of Directors
FPA Capital Fund, Inc.
In planning and performing our audit of the financial
statements of FPA Capital Fund, Inc. (the "Fund") as of
and for the year ended March 31, 2012, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Fund's internal control over financial reporting,
including controls over safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion
on the effectiveness of the Fund's internal control over
financial reporting. Accordingly, we express no such
opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to
assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external purposes
in accordance with generally accepted accounting
principles. A fund's internal control over financial
reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable
detail, accurately and fairly reflect the transactions and
dispositions of the assets of the fund; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund
are being made only in accordance with authorizations
of management and directors of the fund; and (3)
provide reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use, or
disposition of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in
conditions or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course
of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting,
such that there is a reasonable possibility that a material
misstatement of the fund's annual or interim financial
statements will not be prevented or detected on a timely
basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal control
that might be material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States). However, we noted no
deficiencies in the Fund's internal control over financial
reporting and its operation, including controls for
safeguarding securities, that we consider to be a
material weakness, as defined above, as of March 31,
2012.
This report is intended solely for the information and use
of management and the Board of Directors of FPA
Capital Fund, Inc. and the Securities and Exchange
Commission and is not intended to be, and should not
be, used by anyone other than these specified parties.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
May 11, 2012